                                                                 EXHIBIT 4.10

                             DISBURSEMENT AGREEMENT

                                     among

                          TRANSTEXAS GAS CORPORATION,

                       TRANSAMERICAN ENERGY CORPORATION,

                        FIRSTAR BANK OF MINNESOTA, N.A.,

               as securities intermediary and disbursement agent,

                                      and

                        FIRSTAR BANK OF MINNESOTA, N.A.,

                                   as trustee





                                 June 13, 1997
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                             DISBURSEMENT AGREEMENT

              This Disbursement Agreement dated as of June 13, 1997 (this "Agreement") is entered into by and among TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), Firstar Bank of Minnesota, N.A., as securities intermediary (as defined in the Revised UCC) and disbursement agent (the "Disbursement Agent"), and Firstar Bank of Minnesota, N.A., as Trustee.

              WHEREAS, TEC and the Trustee have entered into an Indenture dated as of June 13, 1997 (the "Indenture"), pursuant to which TEC will issue $475,000,000 aggregate principal amount of Senior Secured Notes due 2002 and $1,130,000,000 aggregate principal amount of Senior Secured Discount Notes due 2002 (collectively, the "Notes");

              WHEREAS, TEC and TransTexas have entered into a loan agreement dated as of the date hereof (the "TransTexas Loan Agreement"), pursuant to which TEC will lend to TransTexas an aggregate of $450,000,000 out of the proceeds of the issuance of the Notes and TransTexas will execute a promissory note in such amount in favor of TEC (the "TransTexas Intercompany Note" and together with the TransTexas Loan Agreement, the "TransTexas Intercompany Loan Documents");

              WHEREAS, as security for the prompt and complete payment and performance in full of obligations of TransTexas under the TransTexas Intercompany Loan Documents, TransTexas has granted to TEC a security interest in, among other things, the Disbursement Account (as defined below);

              WHEREAS, as security for the prompt and complete payment and performance in full of TEC's obligations under the Indenture and the Notes, TEC has granted to the Trustee a security interest in, among other things, the TransTexas Intercompany Loan Documents; and

              WHEREAS, the Disbursement Agent has agreed to take such action with respect to the Disbursement Account as is specified herein.

              NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

       SECTION 1.1 Certain Defined Terms. Capitalized terms used but not defined herein and in any schedules and exhibits hereto shall have the meanings set forth in the TransTexas Loan Agreement.

       As used in this Agreement, the following terms shall have the following meanings:

       "Accounts" means the Disbursement Account and the Interest Accumulation Account.

       "Agreement" has the meaning given to such term in the introductory paragraph hereof.

       "Date of Disbursement" means the date designated as such in each Disbursement Certificate or
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TEC Certificate, as the case may be.

       "Disbursement Account" has the meaning given to such term in Section 3.1(a).

       "Disbursement Agent" has the meaning given to such term in the introductory paragraph hereof.

       "Disbursement Certificate" has the meaning given to such term in Section 4.2(a).

       "Indenture" has the meaning given to such term in the recitals hereof.

       "Interest Accumulation Account" has the meaning given to such term in
Section 3.1(b).

       "Investments" has the meaning given to such term in Section 3.4(a).

       "New York UCC" means the Uniform Commercial Code as in effect in the State of New York.

       "Notes" has the meaning given to such term in the recitals hereof.

       "Offering Circular" means TEC's Offering Circular dated June 5, 1997 relating to the offering of the Notes.

       "Revised UCC" means Uniform Commercial Code, Revised Article 8, Investment Securities (with Conforming and Miscellaneous Amendments to Articles 1, 3, 4, 5, 9 and 10), 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 15, 1995; provided, however, that if and when the Revised UCC is enacted in the State of New York, "Revised UCC" shall mean the Revised UCC as enacted in the State of New York from time to time.

       "TARC Disbursement Agreement" means the Disbursement Agreement dated as of June 13, 1997 by and among TransAmerican Refining Corporation, a Texas corporation, TEC, Firstar Bank of Minnesota, N.A., as disbursement agent, the Trustee and Baker & O'Brien, Inc., as Construction Supervisor.

       "TransTexas" has the meaning given to such term in the introductory paragraph hereof.

       "TransTexas Dividend/Share Repurchase Program" means the dividend and share repurchase program (including without limitation the dividend and share repurchase program described in the Offering Circular) to be implemented by TransTexas, pursuant to which TransTexas will effect the payment of one or more dividends on the common stock of TransTexas or the redemption, acquisition or purchase, pursuant to a tender offer or any other transaction or mechanism, of any shares of common stock of TransTexas.

       "TransTexas Intercompany Loan Documents" has the meaning given to such term in the recitals hereof.

       "TransTexas Intercompany Note" has the meaning given to such term in the recitals hereof.

       "TransTexas Loan Agreement" has the meaning given to such term in the recitals hereof.





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
       "TransTexas Security Agreement" means the Security and Pledge Agreement dated as of June 13, 1997 by and between TransTexas and TEC.

       "TEC" has the meaning given to such term in the introductory paragraph hereof.

       "TEC Security Agreement" means the Security and Pledge Agreement dated as of June 13, 1997 by and between TEC and the Trustee.

       "Trustee" means the trustee under the Indenture.

       SECTION 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                               DISBURSEMENT AGENT

       SECTION 2.1  Appointment and Duties.

              (a) TEC and TransTexas acknowledge and agree that Firstar Bank of Minnesota, N.A. shall act as the Disbursement Agent under this Agreement, and that the Disbursement Agent is and will act as a "securities intermediary" (as defined in the Revised UCC) and as a "financial intermediary" (as defined in the New York UCC as in effect on the date hereof). TEC and TransTexas hereby authorize the Disbursement Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to the Disbursement Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein, the Disbursement Agent shall not have any duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Disbursement Agent.

              (b) The Disbursement Agent shall give written notice to TEC and TransTexas of any action taken by it hereunder (provided that no such notice need be given under circumstances in which TEC and TransTexas shall have received such notice by any other Person pursuant to the terms of any other document); such notice shall be given prior to the taking of such action, unless the Disbursement Agent determines that to do so would be detrimental to the interests of TEC, in which event such notice shall be given promptly after the taking of such action.

              (c) The Disbursement Agent shall maintain appropriate books and records with respect to the Accounts in which shall be recorded all deposits and disbursements hereunder and any Investments made by the Disbursement Agent and shall permit TEC, TransTexas or any of their respective agents or representatives to inspect and to make copies of such books and records at TransTexas's sole cost and expense.

              (d) The Disbursement Agent shall use its good faith efforts and utilize prudence in performing its duties hereunder consistent with those of similar and prudent institutions disbursing disbursement control funds.





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              (e)    On or prior to the last day of each calendar month, the
       Disbursement Agent shall deliver to each of TEC and TransTexas a reasonably detailed statement showing the balance of, disbursements from and deposits to each of the Accounts.

       SECTION 2.2  Rights of Disbursement Agent.

              (a) The Disbursement Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties, and protected in respect of any action taken in good faith and in accordance with such advice.

              (b) Neither the Disbursement Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
       (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to TEC for any recitals, statements, representations or warranties made by TransTexas or any officer thereof contained in any certificate, report, statement or other document referenced or provided for in, or received by the Disbursement Agent under or in connection with, this Agreement. The Disbursement Agent shall not be under any obligation to TEC to inspect the properties, books or records of TransTexas.

              (c) The Disbursement Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to TransTexas), independent accountants and other experts selected by the Disbursement Agent. The Disbursement Agent shall be fully justified in failing or refusing to take any action hereunder if such action would, in the opinion of the Disbursement Agent, be contrary to law or the terms of this Agreement.

              (d) The Disbursement Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Disbursement Agent has received written notice from TEC, TransTexas or the Trustee, describing such Event of Default and stating that such notice is a "notice of default." The Disbursement Agent shall take such action with respect to such Event of Default as shall be required by this Agreement. No provision of this Agreement shall require the Disbursement Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

       SECTION 2.3  Resignation and Removal of Disbursement Agent.

              (a) Subject to the appointment and acceptance of a successor Disbursement Agent as provided below, the Disbursement Agent may, at any time, give a notice of resignation to TEC, TransTexas and the Trustee. Upon receipt of any such notice of resignation, TransTexas shall have the right to appoint a successor Disbursement Agent, which shall be a bank or trust company reasonably acceptable to TEC and the Trustee. If no successor Disbursement Agent





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
       shall have been appointed by TransTexas and shall have accepted such appointment within thirty (30) days after the retiring Disbursement Agent's giving of notice of resignation, then the retiring Disbursement Agent may appoint a successor Disbursement Agent, which shall be a bank or trust company reasonably acceptable to TEC, TransTexas and the Trustee.

              (b) Each of TEC and TransTexas shall have the right, upon the expiration of thirty (30) days following delivery of written notice to the Disbursement Agent and the other party, to cause the Disbursement Agent to be relieved of its duties hereunder and to select a successor Disbursement Agent to serve hereunder, which shall be a bank or trust company reasonably acceptable to the other party.

              (c) Upon the acceptance of any appointment as Disbursement Agent hereunder by a successor Disbursement Agent, (i) such successor Disbursement Agent, TEC, TransTexas and the Trustee shall enter into an agreement substantially identical to this Agreement, (ii) such agreement shall provide that such successor Disbursement Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Disbursement Agent, and that the retiring Disbursement Agent shall be discharged from its duties and obligations hereunder and (iii) the retiring Disbursement Agent shall promptly transfer all cash and Investments in the Accounts to the possession or control of the successor Disbursement Agent and shall execute and deliver such notices, instructions and assignment as may be necessary to transfer the rights of the Disbursement Agent with respect to all such cash and Investments to the successor Disbursement Agent. After any retiring Disbursement Agent's resignation or removal hereunder as Disbursement Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Disbursement Agent.

       SECTION 2.4  Confirmations.  The Disbursement Agent hereby confirms that
(i) it is a "securities intermediary" within the meaning of such term in the Revised UCC, (ii) each of the Accounts is a "securities account" as such term in defined in Section 8-501(a) of the Revised UCC, (iii) the Disbursement Agent shall, subject to the terms of this Agreement, treat TEC as entitled to exercise the rights that comprise any financial asset credited to any of the Accounts, (iv) all property delivered to the Disbursement Agent pursuant to this Agreement will be promptly credited to the Disbursement Account in accordance with the terms hereof and (v) all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of the Disbursement Agent, endorsed to the Disbursement Agent or in blank or credited to another securities account maintained in the name of the Disbursement Agent.

       SECTION 2.5 "Financial Assets" Election. The Disbursement Agent hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Revised UCC.

       SECTION 2.6 Entitlement Orders. If at any time the Disbursement Agent shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the Revised UCC) issued by TEC and relating to the Accounts, the Disbursement Agent shall comply with such entitlement order without further consent by TransTexas or any other Person.





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       SECTION 2.7  Representations, Warranties and Covenants of the
Disbursement Agent. The Disbursement Agent hereby makes the following representations, warranties and covenants:

              (a) The Accounts will be maintained in the manner set forth herein until termination of this Agreement. The Disbursement Agent shall not change the name or account number of any of the Accounts without the prior written consent of TEC.

              (b) No financial asset is or will be registered in the name of TEC or TransTexas, payable to the order of TEC or TransTexas, or specially endorsed to TEC or TransTexas, except to the extent such financial asset has been endorsed to the Disbursement Agent or in blank.

              (c) This Agreement is the valid and legally binding obligation of the Disbursement Agent.

              (d) The Disbursement Agent has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Revised
       UCC) of such Person. The Disbursement Agent has not entered into any other agreement with TEC, TransTexas or the Trustee purporting to limit or condition the obligation of the Disbursement Agent to comply with entitlement orders as set forth in Section 2.6.

       SECTION 2.8 Notice of Adverse Claims. Except for the claims and interest of TEC, the Trustee and of TransTexas in the Accounts, the Disbursement Agent does not know of any claim to, or interest in, the Accounts or in any "financial asset" (as defined in Section 8-102(a) of the Revised UCC) credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Accounts or in any financial asset carried therein, the Disbursement Agent will promptly notify TEC, the Trustee and TransTexas thereof.

       SECTION 2.9 Correspondence. The Disbursement Agent will promptly send copies of all statements, confirmations and other correspondence concerning the Accounts and/or any financial assets credited thereto simultaneously to each of TEC, TransTexas and the Trustee in accordance with Section 6.2.

       SECTION 2.10 Subordination of Lien; Waiver of Set-Off. In the event that the Disbursement Agent has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Accounts or any security entitlement credited thereto, the Disbursement Agent hereby agrees that such security interest shall be subordinate to the security interests of TEC as assigned to the Trustee. The financial assets and other items credited to the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Trustee, except that the Disbursement Agent may set off (i) all amounts due to the Disbursement Agent in respect of the Disbursement Agent's customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds.





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                                  ARTICLE III

                                    ACCOUNTS

       SECTION 3.1  Establishment of the Accounts.

              (a) On the date hereof, TransTexas has opened and shall hereafter cause to be maintained with and at the corporate trust department of the Disbursement Agent a custodial account (the "Disbursement Account") under the sole dominion and control of the Trustee, in the name of TransTexas but indicating the lien of the Trustee as assignee. Funds shall be released from the Disbursement Account only in accordance with the provisions of Article IV.

              (b) TransTexas shall maintain with the Disbursement Agent a segregated sub-account of the Disbursement Account (the "Interest Accumulation Account") under the sole dominion and control of the Trustee, in the name of TransTexas but indicating the lien of the Trustee as assignee. Funds shall be deposited into the Interest Accumulation Account in accordance with Section 3.4 and released therefrom only in accordance with the provisions of Article IV.

       SECTION 3.2 Deposits to the Disbursement Account. TransTexas shall initially deposit to the Disbursement Account $399,284,000 out of the proceeds received by it from the loan made pursuant to the TransTexas Intercompany Loan Documents.

       SECTION 3.3  Security Interest in the Disbursement Account.

              (a) As security for the prompt and complete payment and performance in full of all obligations under the TransTexas Intercompany Loan Documents, including without limitation the TransTexas Intercompany Note, TransTexas has agreed, pursuant to the TransTexas Security Agreement, to grant to TEC a security interest in and a lien on and to pledge and assign to TEC all of its right, title and interest in and to the Accounts and all funds and investments deposited therein. Furthermore, pursuant to the TEC Security Agreement, TEC has assigned its interest in any collateral securing the TransTexas Intercompany Note, including without limitation the Accounts, to the Trustee.

              (b) The Disbursement Agent acknowledges notice of, and consents to the terms and provisions of, the TransTexas Security Agreement and the TEC Security Agreement and agrees that notwithstanding anything to the contrary in this or any other agreement relating to the Accounts, the Accounts are and will be subject to the terms and conditions of the TransTexas Security Agreement and the TEC Security Agreement, will be held in trust on behalf of TEC and the Trustee and not commingled with any ordinary deposit or commercial bank account, will be maintained with the corporate trust department of the Disbursement Agent solely for TEC and the Trustee pursuant to the TransTexas Security Agreement and the TEC Security Agreement and will be subject to the written instructions of TEC and the Trustee given in accordance with the TransTexas Security Agreement and the TEC Security Agreement.

       SECTION 3.4  Certain Agreements with respect to the Accounts.

              (a) In accordance with written instructions received from TransTexas, the Disbursement Agent shall (i) invest amounts on deposit in the Accounts in such Cash Equivalents





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       as TransTexas may select and credit such Cash Equivalents to the
       Disbursement Account, (ii) deposit and hold in the Interest Accumulation Account all interest paid on the Cash Equivalents referenced in clause
       (i) above and invest such interest in such Cash Equivalents as TransTexas may select and credit such Cash Equivalents to the Interest Accumulation Account, (iii) reinvest other proceeds of the Cash Equivalents referred to in clause (i) or (ii) above that may mature or be sold in such Cash Equivalents and credit such Cash Equivalents to the respective Account (all the Cash Equivalents referenced in clauses (i) and (ii) above being, collectively, "Investments") and (iii) deposit and hold in the respective Account all proceeds that are not invested or reinvested in Investments.

              (b) All disbursements and releases made pursuant to this Agreement shall be made by the Disbursement Agent irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the Disbursement Agent will not seek to recover from TEC for any reason any such payment once made.

              (c) The Trustee and TEC shall be entitled to exercise any and all rights of TransTexas in respect of the Accounts in accordance with the terms of the TEC Security Agreement and the TransTexas Security Agreement, respectively, and the Disbursement Agent shall comply with such exercise, subject to the provisions of Section 6.8.

              (d) All service charges and fees with respect to this Agreement or the Accounts shall be paid by TransTexas if not offset against the Interest Accumulation Account.

       SECTION 3.5 Valuation of Investments. For purposes of determining the value of any amounts in the Accounts, all Investments shall be valued at the lower of cost or market value.

                                   ARTICLE IV

                                 DISBURSEMENTS

       SECTION 4.1 Priority Disbursements to TEC. At any time after the TransTexas Intercompany Note is due and payable, upon maturity, acceleration thereof or otherwise, funds in the Disbursement Account specified by TEC shall be disbursed by the Disbursement Agent to any account specified by TEC, upon receipt by the Disbursement Agent of a certificate of TEC substantially in the form of Exhibit A hereto certifying that such amounts will be applied promptly in satisfaction of obligations of TransTexas under the TransTexas Intercompany Loan Documents.

       SECTION 4.2  Ordinary Disbursements.

              (a) Funds in the Disbursement Account shall be disbursed at any time and from time to time for the account of TransTexas; provided that TransTexas shall have delivered to the Disbursement Agent and TEC a written notice substantially in the form of Exhibit B hereto (the "Disbursement Certificate"), specifying the amount and date of the requested disbursement. The Disbursement Certificate shall be executed by a duly authorized officer of TransTexas.

              (b) The Disbursement Agent shall disburse to TransTexas from the Interest Accumulation Account any amount up to the balance therein that TransTexas requests at any time that TransTexas so requests;





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
              (c) All remaining funds in the Disbursement Account shall be disbursed for the account of TransTexas upon satisfaction of any of the following conditions:

                     (i) The Disbursement Agent (as defined in the TARC Disbursement Agreement) shall have received a Phase II Completion Notice (as defined in the TARC Disbursement Agreement).

                     (ii) TransTexas shall have caused the Disbursement Agent and TEC to receive an opinion of counsel reasonably satisfactory to the Disbursement Agent, stating that completion of the TransTexas Dividend/Share Repurchase Program is precluded by applicable law.

       SECTION 4.3  Disbursement Procedures.

              (a) Subject to the terms and conditions of the TransTexas Security Agreement and the TEC Security Agreement, the Disbursement Agent shall sell all or such portion of the investments held in the Disbursement Account (with the investments having the shortest maturities sold first) as shall be necessary to fund the requested disbursement in accordance with the terms hereof and in accordance with written instructions of TEC or TransTexas, as the case may be, delivered to the Disbursement Agent at least one Business Day prior to any proposed Date of Disbursement.

              (b)    All disbursements shall be made by the later to occur of
       (i) the requested Date of Disbursement or (ii) the second Business Day after satisfaction of all conditions to such disbursement.

                                   ARTICLE V

                        COVENANTS OF TRANSTEXAS AND TEC

       SECTION 5.1  Covenants of TransTexas.

              (a) Access to Information. TransTexas shall permit and cause each of its Subsidiaries to permit TEC and the Disbursement Agent on reasonable notice and at such times as shall be reasonably requested to inspect and review all books and records of TransTexas and its Subsidiaries relating to the TransTexas Dividend/Share Repurchase Program and such other information as such Person shall reasonably request relating to the TransTexas Dividend/Share Repurchase Program, including contracts, offering documents and other supporting documentation to substantiate amounts requested pursuant to a Disbursement Certificate.

              (b) Payment of Fees and Expenses. TransTexas shall promptly, but no later than thirty (30) days after its receipt of an invoice, pay the reasonable fees and expenses of the Disbursement Agent in connection with this Agreement. To the extent available, such fees and expenses may be paid through the Disbursement Account by including such amounts in a Disbursement Certificate.

       SECTION 5.2 Covenants of TEC. TEC shall give prompt written notice to the Disbursement Agent upon (i) the occurrence of an Event of Default known to it and (ii) upon cure or waiver of any





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
such Event of Default known to it.

                                   ARTICLE VI

                                 MISCELLANEOUS

       SECTION 6.1 Amendments, Etc. No amendment, modification or waiver of any provisions of this Agreement may be made except by written agreement of the parties hereto.

       SECTION 6.2 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

       To the Disbursement Agent:

       Firstar Bank of Minnesota, N.A.
       Corporate Trust Department
       101 East Fifth Street, 12th Floor
       St. Paul, Minnesota 55101-1860
       Facsimile: (612) 229-6415
       Attention: Frank Leslie


       To TEC:

       TransAmerican Energy Corporation
       1300 North Sam Houston Parkway East, Suite 310
       Houston, Texas  77032-2949
       Facsimile:  (281) 986-8865
       Attention:  Ed Donahue

       with a copy to:

       Gardere & Wynne, L.L.P.
       1601 Elm Street, Suite 3000
       Dallas, Texas  75201
       Facsimile:  (214) 999-4667
       Attention:  C. Robert Butterfield


       To TransTexas:

       TransTexas Gas Corporation
       1300 North Sam Houston Parkway East, Suite 310
       Houston, Texas  77032-2949
       Facsimile:  (281) 986-8865
       Attention:  Ed Donahue





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
       with a copy to:

       Gardere & Wynne, L.L.P.
       1601 Elm Street, Suite 3000
       Dallas, Texas  75201
       Facsimile:  (214) 999-4667
       Attention:  C. Robert Butterfield

       Any party hereto may by notice to each other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; five calendar days after mailing, if sent by registered or certified mail; and one business day after mailing, if sent by overnight delivery service (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

       SECTION 6.3 No Waiver, Remedies. No failure on the part of the Disbursement Agent, TEC or any Holder to exercise, and no delay in exercising, any right under any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

       SECTION 6.4  Indemnity and Expenses.

              (a) TransTexas agrees to indemnify the Disbursement Agent and its officers, directors, employees, agents, attorneys-in-fact and affiliates (the "Indemnified Parties"), from and against any and all claims, losses and liabilities directly or indirectly caused by, related to or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from (i) valid claims of TransTexas against such Indemnified Party arising out of a breach of this Agreement by such Indemnified Party or (ii) such Indemnified Party's bad faith, gross negligence or willful misconduct, in either case, as determined by a final judgment of a court of competent jurisdiction.

              (b) TransTexas shall, promptly upon demand but no later than thirty (30) days after its receipt of an invoice, pay to the Disbursement Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Disbursement Agent may incur in connection with (i) this Agreement, (ii) the exercise or enforcement of any rights hereunder or (iii) the failure by TransTexas to perform or observe any of the provisions hereof.

       SECTION 6.5 Execution in Counterparts. This Agreement may be executed in any number of separate counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

       SECTION 6.6 Relationship of Disbursement Agent. The Disbursement Agent shall not be under any responsibility in respect of the validity or sufficiency of this Agreement or the execution and delivery hereof or in respect of the validity or sufficiency of any document or agreement delivered in connection herewith, including, but not limited to, any document or agreement the forms of which are attached hereto as Exhibits to this Agreement. The Disbursement Agent shall not be accountable for the use or application of the funds in the Disbursement Account or for disbursements therefrom, except as set forth in this Agreement.

       SECTION 6.7 Governing Law; Submission to Jurisdiction, Waiver of Jury Trial; Etc. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES HERETO (OTHER THAN THE DISBURSEMENT AGENT) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO (OTHER THAN THE DISBURSEMENT AGENT) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO (OTHER THAN THE DISBURSEMENT AGENT) IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE DISBURSEMENT AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTIES HERETO IN ANY OTHER JURISDICTION.

       SECTION 6.8 Certain Rights. None of the Disbursement Agent, TEC, the Trustee and TransTexas shall have any rights with respect to the Disbursement Account, except as specifically set forth in the TransTexas Loan Agreement, the TransTexas Security Agreement and this Agreement. If at any time the Disbursement Agent shall receive a notice, order or instruction from any Person, which conflicts with a notice, order or instruction given by the Trustee, the Trustee's notice, order or instruction shall always prevail. All provisions of this Agreement are subject to the foregoing sentence.

       SECTION 6.9 Confidentiality. The parties agree that they and their employees have maintained and will maintain, in confidence, all data, summaries, reports or information of all kinds, whether oral or written, provided pursuant to this Agreement or acquired or developed in any manner from any party's personnel or files (the "Confidential Information"), and that they have not and will not reveal the same to any persons not employed by the party from whom such information was obtained except: (a) at the written direction of such party; (b) to the extent necessary to comply with the law, reporting requirements imposed by the Securities and Exchange Commission or in connection with any arbitration proceeding, or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the party from whom such information was obtained as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (c) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section; (d) in order to enforce any of its rights pursuant to, or in any other dispute with respect to, this Agreement; (e) if, at the time of disclosure to the recipient, the Confidential Information is in the public domain; (f) if, after disclosure to the recipient, the Confidential Information becomes part of the public domain by written publication through no fault of the recipient; or (g) to any one or more holders of Notes and their representatives and agents.

       SECTION 6.10 Termination. This Agreement shall terminate automatically thirty (30) days following disbursement of all funds remaining in the Disbursement Account.

       SECTION 6.11 Invalidity. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, it is the intent of the parties hereto that such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provisions shall be construed as if it were written so as to effectuate to the maximum extent possible, the intent of the parties hereto.

       SECTION 6.12 Assignment. This Agreement is personal to the parties hereto, and the rights and duties hereunder of any party hereto shall not be assignable, except with the prior written consent of the other parties hereto or as described in Section 2.3; provided, however, that the rights and obligations of TEC hereunder may be assigned to the Trustee in accordance with the provisions of the TEC Security Agreement. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

       SECTION 6.13 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may only be amended as provided herein.

       SECTION 6.14 Captions. Captions in this Agreement are for convenience only and shall not be considered or referenced in resolving questions of interpretation of this Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                       TRANSTEXAS GAS CORPORATION


                                       By:
                                              ----------------------------
                                       Name:
                                              ----------------------------
                                       Title:
                                              ----------------------------


                                       TRANSAMERICAN ENERGY CORPORATION


                                       By:
                                              ----------------------------
                                       Name:
                                              ----------------------------
                                       Title:
                                              ----------------------------


                                       FIRSTAR BANK OF MINNESOTA, N.A.,
                                       as Disbursement Agent


                                       By:
                                              ----------------------------
                                       Name:
                                              ----------------------------
                                       Title:
                                              ----------------------------


                                       FIRSTAR BANK OF MINNESOTA, N.A.,
                                       as Trustee


                                       By:
                                              ----------------------------
                                       Name:
                                              ----------------------------
                                       Title:
                                              ----------------------------

                                                                       Exhibit A

                           [Form of TEC Certificate]

                                     [Date]

Firstar Bank of Minnesota, N.A.,
  as Disbursement Agent under the Disbursement
  Agreement referenced below
Corporate Trust Department
101 East Fifth Street, 12th Floor
St. Paul, Minnesota 55101-1860
Attention: Frank Leslie

TransTexas Gas Corporation
1300 North Sam Houston Parkway East, Suite 310
Houston, Texas  77032-2949
Attention:  Ed Donahue

Ladies and Gentlemen:

              We refer to (i) the Disbursement Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "Disbursement Agreement") among TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), Firstar Bank of Minnesota, N.A., as Trustee, and Firstar Bank of Minnesota, N.A., as Disbursement Agent, and (ii) the Loan Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "TransTexas Loan Agreement") between TEC and TransTexas. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Disbursement Agreement and the TransTexas Loan Agreement.

              TEC hereby requests that the Disbursement Agent disburse funds from the Disbursement Account in an aggregate amount equal to $______________, on ______________ (the "Date of Disbursement"). In connection with the requested disbursement of funds, TEC hereby represents, warrants and certifies that such funds will be applied promptly to the satisfaction of TransTexas's obligations under the TransTexas Intercompany Loan Documents. Such disbursement is to be made by liquidating investments in the Disbursement Account and making payment to TEC in accordance with the following procedures and instructions:

[Insert procedures and instructions]


                                       TRANSAMERICAN ENERGY CORPORATION


                                       By:
                                              ----------------------------
                                       Name:
                                              ----------------------------
                                       Title:
                                              ----------------------------

                                                                       Exhibit B
                       [Form of Disbursement Certificate]

                        DISBURSEMENT CERTIFICATE NO. ___

                                     [Date]

Firstar Bank of Minnesota, N.A.,
  as Disbursement Agent under the Disbursement
  Agreement referenced below
Corporate Trust Department
101 East Fifth Street, 12th Floor
St. Paul, Minnesota 55101-1860
Attention: Frank Leslie

TransAmerican Energy Corporation
1300 North Sam Houston Parkway East, Suite 310
Houston, Texas 77032-2949
Attention: Ed Donahue

Ladies and Gentlemen:

              We refer to (i) the Disbursement Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "Disbursement Agreement") among TransTexas Gas Corporation, a Delaware corporation ("TransTexas"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), Firstar Bank of Minnesota, N.A., as Trustee, and Firstar Bank of Minnesota, N.A., as Disbursement Agent, and (ii) the Loan Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "TransTexas Loan Agreement") between TEC and TransTexas. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Disbursement Agreement and the TransTexas Loan Agreement.

              TransTexas hereby requests that the Disbursement Agent disburse, funds from the Disbursement Account in an aggregate amount equal to $__________, on ________ __, ____ (the "Date of Disbursement"). Such funds will be used within five (5) business days solely in connection with the TransTexas Dividend/Share Repurchase Program or redeposited into the Disbursement Account.

              The undersigned hereby certifies that all conditions to this disbursement have been met in accordance with the terms of the Disbursement Agreement.


                                       TRANSTEXAS GAS CORPORATION


                                       By:
                                              ----------------------------
                                       Name:
                                              ----------------------------
                                       Title:
                                              ----------------------------





                                        B-1